SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): February 22, 2004

                        Trinity Learning Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)

     0-8924                                                 73-0981865
(Commission File Number)                  (IRS Employer Identification No.)

     1831 Second Street
     Berkeley, California                                          94710
(Address of Principal Executive Offices)                         (Zip Code)

                               (510) 540-9300
            (Registrant's Telephone Number, Including Zip Code)



       (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On February 22, 2004, Trinity Learning Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with ProsoftTraining, a Nevada corporation ("Prosoft"), and MTX Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Prosoft ("MTX"), pursuant to which the Company will be merged with and into MTX, with MTX continuing as the surviving corporation wholly-owned by Prosoft (the "Merger"). Upon completion of the Merger, holders of Company common stock will be entitled to receive one (1) share (the "Exchange Ratio") of Prosoft common stock for each share of Company common stock held by them. Prosoft will assume all outstanding options to purchase shares of Company common stock, which will become exercisable to purchase the number of shares of Prosoft common stock at the exercise price as adjusted by the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is subject to the approval of the stockholders of each of the Company and Prosoft, effectiveness of the Form S-4 Registration Statement to be filed by Prosoft, regulatory approvals, satisfactory agreements with certain creditors and other customary closing conditions. A copy of the Merger Agreement has been filed by Prosoft as Exhibit 2.1 to its Form 8-K dated February 22, 2004.

     On February 23, 2004, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.


     Exhibits

     99.1 Press Release issued on February 23, 2004.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRINITY LEARNING CORPORATION
Date: February 23, 2004              By: /s/  Douglas Cole
                                     -------------------------------------
                                     Douglas Cole, Chief Executive Officer